Exhibit 5

Porter Wright
Morris & Arthur LLP
41 South High Street
Suites 2800-3200
Columbus, Ohio 43215-6194

Direct: 614-227-2059
Fax:  614-227-2100
Toll free:  800-533-2794

www.porterwright.com

CINCINNATI
CLEVELAND
COLUMBUS
DAYTON
NAPLES
WASHINGTON, DC

April 30, 2010

Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio  45764

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission by Rocky Brands, Inc., an Ohio corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of $50,000,000 of shares of Common Stock of the Company, without par value (the “Common Stock”), and attached preferred stock purchase rights (the “Rights”), we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement.  We have reviewed the Company’s Second Amended and Restated Articles of Incorporation, as amended, the corporate action taken to date in connection with the Registration Statement and the registration of the Common Stock and Rights, and such other documents and authorities as we deem relevant for the purpose of this opinion.

We have assumed the legal capacity of all natural persons and (except to the extent expressly opined on herein and with respect to parties other than the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  Additionally, we have assumed for purposes of this letter and the opinion given in paragraph 2 below that the law of Illinois is substantially the same as the law of Ohio.

Based upon the foregoing and in reliance thereon, we are of the opinion that:

1.
When (a) the Board of Directors of the Company or a committee to whom the Board has delegated such authority shall have authorized the sale and issuance of the Common Stock, and (b) the shares of Common Stock shall have been issued and sold as described in the Registration Statement (including any prospectus supplement relating to share of Common Stock), and if in an underwritten public offering, in accordance with the terms of the applicable underwriting agreement and related agreements approved by the Board of Directors of the Company, those shares of Common Stock will be validly issued, fully paid and nonassessable.

Rocky Brands, Inc
April 30, 2010

2.
The Rights attached to the Common Stock have been duly authorized, and when issued pursuant to the Rights Agreement, dated as of June 11, 2009, as may be amended from time to time, between the Company and Computershare Trust Company, N.A., will be the valid and binding obligations of the Company under the applicable internal laws of the State of Illinois, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

We are opining herein only as to the effect of the federal laws of the United States, the General Corporation Law of the State of Ohio, and the applicable internal laws of the State of Illinois, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Porter Wright Morris & Arthur LLP

PORTER WRIGHT MORRIS & ARTHUR LLP